Exhibit 99.1

PIXIA CORP. FINANCIAL STATEMENTS As of and for the Years Ended December 31, 2019 and 2018 And Report of Independent Auditor

PIXIA CORP.

Report of Independent Auditor

To the Board of Directors

Pixia Corp.

Herndon, Virginia

We have audited the accompanying financial statements of Pixia Corp.  (the “Company”), which comprise the balance sheets as of December 31, 2019 and 2018, and the related statements of income, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pixia Corp. as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Effect of Adopting New Accounting Standard

As discussed in Note 2, the Company adopted Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. ASC 606 has been applied on a modified retrospective basis. Our opinion is not modified with respect to this matter.

Tysons Corner, Virginia

March 2, 2020

PIXIA CORP.

BALANCE SHEETS

DECEMBER 31, 2019 AND 2018

	2019	2018
ASSETS
Current Assets:
Cash and cash equivalents	$5,763,615	$10,826,284
Accounts receivable	440,135	233,096
Unbilled accounts receivable	97,775	120,460
Prepaid expenses	184,635	150,113
Related party receivable	66	551
Income tax receivable	1,234,696	-
Other current assets	-	589
Total Current Assets	7,720,922	11,331,093

Property and equipment, net	235,333	253,585
Deferred tax asset	-	866,651
Deposits	34,452	34,452
Total Assets	$7,990,707	$12,485,781

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$70,524	$145,909
Accrued expenses and other current liabilities	434,062	385,535
Income tax payable	-	256,744
Deferred revenue	3,159,738	13,305,008
Total Current Liabilities	3,664,324	14,093,196

Deferred tax liability	1,719,049	-
Deferred rent - noncurrent	39,315	34,355
Total Liabilities	5,422,688	14,127,551

Stockholders' Equity (Deficit):
Preferred stock - $0.01 par value, 38,800 shares authorized, 27,936 and 34,920 shares issued and outstanding at December 31, 2019 and 2018, respectively	279	349
Common stock Class A - $0.01 par value, 76,000 shares authorized, 11,035 and 15,918 shares issued and outstanding at December 31, 2019 and 2018, respectively	110	159
Common stock Class B - $0.01 par value, 11,986 and 0 shares authorized, issued and outstanding at December 31, 2019 and 2018, respectively	120	-
Additional paid-in capital	50,855,522	13,200,099
Accumulated deficit	(48,288,012)	(14,842,377)
Total Stockholders' Equity (Deficit)	2,568,019	(1,641,770)
Total Liabilities and Stockholders' Equity (Deficit)	$7,990,707	$12,485,781

The accompanying notes to the financial statements are an integral part of these statements.

PIXIA CORP.

STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018

Revenue	$25,825,444	$22,816,531

Operating Expenses:
Cost of goods sold	983,801	865,252
Sales, general, and administrative	11,741,677	9,190,281
Total Operating Expenses	12,725,478	10,055,533

Operating Income	13,099,966	12,760,998

Other Income (Expense):
Interest and other income	193,048	239,456
Interest expense	(2,100)	-
Total Other Income	190,948	239,456

Net income before income tax expense	13,290,914	13,000,454
Income tax provision	(3,336,495)	(3,594,845)
Net income	$9,954,419	$9,405,609

The accompanying notes to the financial statements are an integral part of these statements.

PIXIA CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 2019 AND 2018

									Total
			Class A	Class A	Class B	Class B	Additional		Stockholders'
	Preferred	Preferred	Common	Common	Common	Common	Paid-in	Accumulated	Equity
	Shares	Stock	Shares	Stock	Shares	Stock	Capital	Deficit	(Deficit)

Balance, December 31, 2017	34,920	$349	15,918	$159	-	$-	$13,039,013	$(6,247,717)	$6,791,804
Stock-based compensation	-	-	-	-	-	-	161,086	-	161,086
Dividends	-	-	-	-	-	-	-	(18,000,269)	(18,000,269)
Net income	-	-	-	-	-	-	-	9,405,609	9,405,609
Balance, December 31, 2018	34,920	349	15,918	159	-	-	13,200,099	(14,842,377)	(1,641,770)
Effect of modified retrospective adoption of ASC 606	-	-	-	-	-	-	-	7,757,022	7,757,022
Stock-based compensation	-	-	-	-	-	-	72,328	-	72,328
Exercise of stock options	-	-	119	1	-	-	21,820	-	21,821
Redemption of Class A Common Shares	-	-	(5,002)	(50)	-	-	(3,435,865)	(17,428,777)	(20,864,692)
Redemption of Preferred Shares	(6,984)	(70)	-	-	-	-	(8,999,582)	(20,132,498)	(29,132,150)
Issuance of Class B common Stock			-	-	11,986	120	49,996,722	-	49,996,842
Dividends	-	-	-	-	-	-	-	(13,595,801)	(13,595,801)
Net income	-	-	-	-	-	-	-	9,954,419	9,954,419
Balance, December 31, 2019	27,936	$279	11,035	$110	11,986	$120	$50,855,522	$(48,288,012)	$2,568,019

The accompanying notes to the financial statements are an integral part of these statements.

PIXIA CORP.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2019 AND 2018

	2019	2018
Cash flows from operating activities:
Net income	$9,954,419	$9,405,609
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	98,812	87,355
Stock-based compensation	72,328	161,086
Change in assets and liabilities:
Accounts receivable	(207,039)	288,893
Unbilled accounts receivable	22,685	(77,583)
Prepaid expenses	(34,522)	(70,013)
Income tax receivable	(1,234,696)	-
Other current assets	589	9,234
Deferred tax asset	(69,010)	563,529
Deposits	-	20,564
Income tax refund receivable	-
Accounts payable	(75,385)	103,522
Accrued expenses and other current liabilities	48,527	(532,451)
Income tax payable	(256,744)	(768,586)
Deferred rent	4,960	21,607
Deferred revenue	266,462	1,289,962
Net cash provided by operating activities	8,591,386	10,502,728

Cash flows from investing activities:
Purchases of property and equipment	(80,560)	(66,694)
Change in restricted cash	-	286,997
Payment received on related party receivable	484	12,663
Net cash (used in) provided by investing activities	(80,076)	232,966

Cash flows from financing activities:
Redemption of Class A Stock	(20,864,692)	-
Redemption of preferred shares	(29,132,149)	-
Proceeds from issuance of Class B Stock	49,996,842	-
Proceeds from exercise of stock options	21,821	-
Dividends to stockholders	(13,595,801)	(18,000,269)
Net cash used in financing activities	(13,573,979)	(18,000,269)

Net decrease in cash and cash equivalents	(5,062,669)	(7,264,575)
Cash and cash equivalents, beginning of year	10,826,284	18,090,859
Cash and cash equivalents, end of year	$5,763,615	$10,826,284

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,101	$-
Cash paid for taxes	$4,712,225	$380,000

The accompanying notes to the financial statements are an integral part of these statements.

PIXIA CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Note 1—Organization and nature of business

Pixia Corp. (the "Company") was incorporated in the state of Delaware in May 2002. The Company provides cost-effective, standards-based, commercial off-the-shelf software products to the Department of Defense and the commercial industry. The Company’s core technology consists of rapid data access in the areas of Geospatial Imagery, Wide Area Surveillance, and Full Motion Video.

On May 19, 2015, the Company filed an amended and restated certificate of incorporation (the "Restated Certificate") in connection with the closing of the Company’s $7.99 million Series A preferred stock financing (see Note 5). In July 2015, the Company completed the first additional closing, pursuant to which it sold 3,880 shares of Series A preferred stock at a purchase price of $257.73 per share for gross proceeds of $999,992.  The Restated Certificate authorizes the Company to issue an additional class of stock "Preferred Stock," with a par value of $0.01 per share.  The total number of shares of Preferred Stock that the Company is authorized to issue is 38,800 shares.

On June 27, 2019, the Company authorized the issuance of 11,986 shares of Class B common stock.  On June 27, 2019, the Company entered into a stock purchase agreement with a third party (the “Buyer”), wherein 11,986 shares of Class B common stock were issued and sold to the Buyer at a price of $4,171 per share for an aggregate purchase price of $49,996,842. As a result of this transaction, the Buyer owns 20% of all outstanding shares of the Company. Pursuant to the stock purchase agreement, the Buyer was granted a Buyout Option to purchase all of the outstanding stock of the Company for a purchase price of an additional $200,000,000. The Buyer had to exercise the Buyout Option by December 31, 2019. Effective December 18, 2019, the Buyer exercised the Buyout Option, and a merger was executed subsequent to year end. See Note 11 for further information.

Subsequent to the issuance and sale of Class B common stock, 5,002 shares of Class A common stock and 6,984 shares of Series A preferred stock were redeemed from the shareholders at a price of $4,171 per share. See Note 5 for further information regarding preferred stock.

Note 2—Summary of significant accounting policies

Cash and Cash Equivalents – The Company considers all unrestricted highly liquid instruments with original maturities of three months or less to be cash and cash equivalents.

Restricted Cash – Pursuant to the terms of the Company’s lease of corporate offices in Reston, Virginia, during 2012, the Company invested in a $286,997 certificate of deposit pledged to a commercial bank (see Note 6), which is included in restricted cash on the Company’s balance sheet at December 31, 2018. The certificate of deposit was redeemed in October 2018.

Concentrations of Credit Risk – The Company places its cash and cash equivalents on deposit with financial institutions in the United States. The Federal Deposit Insurance Corporation covers $250,000 for substantially all depository accounts.  The Company from time to time may have amounts on deposit in excess of the insured limits. As of December 31, 2019 and 2018, the Company had $5,673,724 and $10,685,320 in excess of the insured limits, respectively.

For the years ended December 31, 2019 and 2018,  two and three customers accounted for 81% and 82% of revenue, respectively. As of December 31, 2019 and 2018 three and four customers accounted for 89%  and 100%  of the total accounts receivable balance, respectively.

Since a majority of the Company’s revenue is derived from contracts with the U.S. government, any cancellations or modifications of significant contracts or subcontracts, or failure by the U.S. government to exercise an option period relating to those contracts or subcontracts, could adversely affect the Company’s financial condition and results of operations in the short and long term.  Additionally, U.S. government contracts can be terminated at any time by the U.S. government without cause, for the convenience of the U.S. government.  If such termination occurs, the Company would

PIXIA CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

be entitled to receive compensation for services provided and costs incurred through termination, plus, in certain circumstances, a negotiated amount of profit.

Receivables due directly from U.S. government agencies represented 79% and 100% of billed accounts receivable at December 31, 2019 and 2018, respectively.  Additionally, revenues produced by contracts directly or indirectly with U.S. government agencies accounted for all contract revenues for the years ended December 31, 2019 and 2018. Revenues on prime contracts with the federal government represents 73% and 100% of total revenues for each of the years ended December 31, 2019 and 2018, respectively.

Accounts Receivable – Accounts receivable are customer obligations due under normal trade terms. They consist primarily of amounts due from customers for licensing software and professional services. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability, failure, or refusal of its customers to make required payments. Management considers the following factors when determining the collectability of specific customer accounts: customer creditworthiness, transaction history with the customer, and current economic industry trends. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. All accounts receivable as of December 31, 2019 and 2018 are deemed fully collectible.

The Company provides credit in the normal course of business and, to date, has not experienced significant losses related to receivables from individual customers or groups of customers in a particular industry or geographic area.  Due to these factors, management believes no additional credit risk beyond amounts provided for in the allowance for doubtful accounts is inherent to the Company’s accounts receivable.  Billed accounts receivable are considered past due if the invoice exceeds the agreed-upon payment terms, which range from 30 to 60 days. The Company does not charge interest on accounts receivable; however, U.S. government agencies may pay interest on invoices outstanding more than 30 days. The Company records such interest income when received.

Property and Equipment – Property and equipment are carried at cost and depreciated using the straight-line method over their estimated useful lives ranging from three years for computer software to five years for computer equipment and furniture and fixtures. Leasehold improvements are being amortized over the lesser of the lease term or the useful life of the asset, ranging from five to 10 years. When assets are sold or otherwise disposed of, the asset and related accumulated depreciation are removed from the accounts, with any gain or loss reflected in earnings. Repairs and maintenance costs are expensed as incurred.

Deferred Rent and Tenant Improvement Allowance – For leases that contain rent escalation clauses, the Company records the total rent payable during the lease term and recognizes expense on a straight-line basis over the initial lease term, including the "build-out" or "rent-holiday" period where no rent payments are typically due under the terms of the lease. Any difference between minimum rent and straight-line rent is recorded as deferred rent.

Revenue Recognition – The Company’s revenue consists of fees for licensing software and fees for professional services. During 2018, fees for contracts of twelve months or less for license and maintenance revenue are recognized over the term of the agreement,  typically the maintenance period, as the Company does not have fair value for its undelivered elements. Revenue from professional services is recognized at the time the services are performed on a project-by-project basis. For projects charged on a time-and-materials basis, revenue is recognized based on the number of hours worked by consultants at an agreed-upon rate per hour. Amounts billed and collected before the services are performed are reported as deferred revenue in the accompanying balance sheets.

Losses are recorded in full when they become determinable.  Revenue recognized in excess of amounts billed to customers has been recorded as "unbilled accounts receivable" in the accompanying balance sheets.  Unbilled accounts receivable relates primarily to administrative timing differences.  Progress billings in excess of related revenue are reflected as deferred revenue.

PIXIA CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

On January 1, 2019, the Company adopted Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, using a modified retrospective method applied to those contracts that were not substantially complete as of January 1, 2019. Results for the reporting period beginning after January 1, 2019, are presented under ASC 606.

The Company considers a contract with a customer to exist under ASC 606 when there is approval and commitment from the Company and the customer, the rights of the parties and payment terms are identified, the contract has commercial substance, and the collectability of consideration is probable. The Company also considers whether two or more contracts entered into with the same customers should be combined and accounted for as a single contract. The Company also evaluated any contract modifications to determine whether these should be accounted for as part of the original performance obligation or as part of a separate contract. Generally, contract modifications do not include goods or services which are distinct, and therefore are accounted for as part of the original performance obligation(s), with any impact on transaction price or estimated costs at completion being recorded as through a cumulative catch-up adjustment to revenue. The Company reviewed contracts for any potential variable consideration, and noted none.

The Company’s primary revenue stream is derived from the sale of term-based software licenses, including an element of post-contract-support (“PCS”) for a term of twelve months. The software license and PCS are separate performance obligations. The transaction price for these contracts is allocated between the software licenses and the PCS. This requires an element of judgment, and is based on an analysis of industry standards and market conditions.

Revenue related to the software license is recognized upon delivery of the license to the customer, at a point in time. PCS represents a stand-ready obligation to provide customers with unspecified updates, upgrades, and enhancements to the software licenses. As a result, the Company recognizes revenue for the support services on a straight-line basis over the twelve month PCS period.

The Company also earns revenue through time-and-materials and firm-fixed price contracts with customers. Under these contracts, the Company generally performs support, resulting in a single performance obligation that is satisfied over time. The transaction price is allocated to the single performance obligation, and revenue is recognized over time using the input method based on hours incurred (time-and-materials) or straight-line (fixed price).

The effects of adopting Topic 606 were a charge of $7,757,022 to retained earnings as of January 1, 2019, for the cumulative effect on prior years of having adopted the new standard, and a reduction in revenue for 2019 of $10,411,732, with a net tax benefit of $2,654,710. Prior to adopting ASC 606, revenue would have been $36,237,176, retained earnings would have been $30,859,235 and net income would have been $17,711,441 as of December 31, 2019.

Research and Development – The Company charges research and development expenses to the statements of income as incurred. The Company incurred approximately $2,200,000 and $2,000,000 of research and development expenses during the years ended December 31, 2019 and 2018, respectively. These expenses are included in sales, general, and administrative expense in the accompanying statements of income.

Stock-Based Compensation – Under the Company’s stock-based compensation plan, the Board of Directors may grant options to employees, investors, and Board members.  Stock-based compensation expense is recognized for stock-based payments based on the grant date fair value estimated in accordance with the provisions of ASC 718.  The expense is recognized using the straight-line method, over the requisite service period, estimated to be five years. Stock-based compensation expense recognized in the statement of income is based on awards ultimately expected to vest, which requires management to estimate forfeitures.  ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

In accordance with ASC 718, the Company selected the Black-Scholes option-pricing model (“Black-Scholes model”) to use as its method of valuation for stock-based awards granted.  The Company’s determination of fair value of stock-based payments on the date of grant using an option-pricing model is affected by the Company’s stock price as well as assumptions regarding a number of complex and subjective variables.  Determining the fair value of stock-based awards at

PIXIA CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

the grant date requires judgment about expected volatility, terms, and estimating the amount of stock-based awards that are expected to be forfeited.  If actual results differ significantly from these estimates, stock-based compensation expense and the Company’s results of operations could be materially impacted.

Income Taxes – Income taxes are accounted for using the liability method of accounting. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes that enacted date. If it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is recognized.

Management has evaluated the effect of the guidance provided by U. S. Generally Accepted Accounting Principles (“U.S. GAAP”)  on Accounting for Uncertainty in Income Taxes and has evaluated all other tax positions that could have a significant effect on the financial statements and determined the Company had no uncertain income tax positions at December 31, 2019 and 2018.  The income tax returns of the Company are generally subject to examination by income taxing authorities, generally for three years after they were filed. Tax years beginning in 2016 and forward remain subject to such examination.

Use of Estimates – The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Accounting Pronouncements Not Yet Adopted – In February 2016, the FASB issued ASU 2016‐02, Leases. The standard requires all leases with lease terms over 12 months to be capitalized as a right‐of‐use asset and lease liability on the balance sheet at the date of lease commencement. Leases will be classified as either finance or operating. This distinction will be relevant for the pattern of expense recognition in the income statement. This standard will be effective for the fiscal year ending December 31, 2021. The Company is currently in the process of evaluating the impact of adoption of this ASU on the financial statements.

Note 3—Property and equipment

Property and equipment consist of the following at December 31:

	2019	2018
Computer software	$121,890	$120,791
Computer equipment	2,076,040	2,014,878
Furniture and fixtures	688,049	669,748
Patents	5,355	5,355
	2,891,334	2,810,772
Accumulated depreciation and amortization	(2,656,001)	(2,557,187)
	$235,333	$253,585

Depreciation and amortization expense was $98,812 and $87,355 for the years ended December 31, 2019 and 2018, respectively, and is included in sales, general,  and administrative expense in the accompanying statements of income.

Note 4—Line of credit

The Company had a line of credit with a commercial bank. Under the agreement, the Company was able to borrow up to $450,000. The line had a variable interest rate of 1.75% over the prime rate. Interest was payable monthly and the principal

PIXIA CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

amount was due upon the maturity of the line on June 18, 2018. The line was collateralized by substantially all of the Company assets. The line of credit expired on June 12, 2018 and was not renewed.

Note 5—Equity

Preferred Stock

As noted in Note 1, Series A Preferred Stock was authorized for issuance during 2015. In May 2015, the Company sold 31,040 shares of Series A preferred stock at a price of $257.73 per share for gross proceeds of $7,999,939.

In July 2015, the Company completed the first additional closing, pursuant to which it sold 3,880 shares of Series A preferred stock at a purchase price of $257.73 per share for gross proceeds of $ $999,992.

As noted in Note 1, the Company redeemed 6,894 shares of Series A preferred stock as part of the stock purchase agreement on June 27, 2019.

The rights, preferences, and privileges of the Series A  Preferred Stock are summarized below.

Dividends – Each holder of Series A Preferred Stock is entitled to receive non-cumulative dividends, when and if declared by the Company’s Board of Directors, in preference to the payment of a dividend on common stock.

Conversion – At any time after the date of issuance, each share of Series A Preferred Stock at the option of the holder may be converted to Class A  common stock of the Company using the conversion rate provided in the Company’s amended and restated certificate of incorporation or automatically upon the closing of an initial public offering that results in at least $50,000,000 of the gross proceeds to the Company.

Liquidation Preference – In the event that the Company is liquidated either voluntarily or involuntarily, or if any event occurs that is deemed a liquidation under the Company’s amended and restated certificate of incorporation, each holder of Series A  Preferred Stock will be entitled to receive a liquidation preference out of any proceeds from the liquidation before any distributions are made to the holders of common stock. The liquidation preference for each share of the Series A  Preferred Stock is equal to the original issue price, plus any declared but unpaid dividends.

After the payment of the full preference amounts to holders of the Company’s  Series A Preferred Stock, the entire remaining assets and funds available for distribution shall be distributed pro rata among the holders of the Company’s common stock and Series A Preferred Stock, based upon the number of shares of common stock held by each (the holders of the Series A  Preferred Stock being deemed to hold that number of shares of common stock into which their Series A  Preferred Stock is convertible).

Voting Rights – Each holder of Series A  Preferred Stock votes shall be entitled to a number of votes equal to the number of whole shares of Class A common stock into which such holder’s shares of Preferred Stock could be converted, and shall have voting rights and powers equal to the voting rights and powers of the Class A common stock. Certain actions specified in the amended and restated certificate of incorporation require the consent of the majority of the voting power represented by the then outstanding shares of the Series A  Preferred Stock, voting as a separate class (on an as-converted to common stock basis).

The holders of Series A  Preferred Stock, voting as a separate class, are entitled to elect three directors to the Company’s  Board of Directors.  The holders of common stock, voting as a separate class, are entitled to elect two directors to the Company’s  Board of  Directors.

PIXIA CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Participation Rights – The Company and all holders of the Series A  Preferred Stock have entered into an investors’ rights agreement that provides such holders with a right of first refusal to purchase a pro rata share of securities offered by the Company, subject to certain exceptions.

The pro rata share of each such holder is equal to the ratio of the number of shares of the Company’s common stock held by such holder (assuming automatic conversion of all convertible securities and exercise of all rights, options,  and warrants of such holder) to the total number of shares of the Company’s common stock outstanding (assuming automatic conversion of all convertible securities and exercise of all rights, options,  and warrants) prior to the proposed issuance of securities. This right does not apply to the closing of an initial public offering and will terminate upon an initial public offering.

Class A and B Common Stock

As noted in Note 1, Class B common stock was authorized for issuance during 2019. In June 2019, the Company sold 11,986 shares of Class B common stock at a price of $4,171.27 per share for gross proceeds of $49,996,842.

The rights, preferences, and privileges of the Class A and B common stock are summarized below.

Voting Rights – Each holder of common stock shall be entitled to one vote for each share of common stock held at all meetings of stockholders, provided, however, that such holders shall not be entitled to vote on any amendments to the amended and restated Articles of Incorporation.

Conversion Rights – On or after an equity reduction, all shares of Class B common stock shall automatically be converted, without additional consideration, into fully paid and nonassessable shares of Class A common stock, at the rate of 0.8 shares of Class A common stock for each share of Class B common stock.

Equal Status – Class A common stock and Class B common stock shall have the same rights and privileges and rank equally in all respects to all matters.

Dividends – Holders of common stock shall be entitled to receive dividends, when, as, and if declared by the Board of Directors, out of any assets at the time legally available.

Note 6—Commitments and contingencies

Operating Leases – In September 2017, the Company entered into an agreement to lease office space in Herndon, Virginia, under a noncancelable operating sublease. The lease term is 50 months.

Rent expense, related to the lease agreement, for the years ended December 31, 2019 and 2018 was $435,127 and $439,441 respectively.

At December 31, 2019, the minimum lease payment schedule is as follows:

2020	$461,956
2021	388,043
$849,999

Litigation and Claims – The Company is subject to various claims, suits and complaints arising in the ordinary course of business.  The Company is not currently involved in any material legal proceedings or litigation, and management is not aware of any legal proceedings or material litigation threatened against the Company that could have a material adverse effect on the financial condition or the future operating results of the Company.

PIXIA CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Note 7—Stock-based compensation

In October 2007, the Company’s Board of Directors and its stockholders approved the 2007 Stock Incentive Plan (the “2007 Plan") for the grant of stock awards, including restricted stock, stock options, stock units,  and stock appreciation rights, to employees, consultants,  and outside directors. As of December 31, 2019 and 2018,  there were 650 shares available for future grant under the 2007 Plan.

Stock awards are granted at prices which the Company’s Board of Directors believes approximate the fair market value of the awards at the date of grant. Individual grants vest ratably over a period of four years from the date of grant. The contractual term of the options is 10 years from the date of grant.

		Weighted-
		Average
	Number of	Exercise Price
	Shares	Per Share

Outstanding as of December 31, 2017	9,155	$194
Granted	-	-
Exercised	-	-
Cancelled/Forfeited	(60)	131
Outstanding as of December 31, 2018	9,095	194
Granted	-	-
Exercised	(119)	183
Cancelled/Forfeited	-	-
Outstanding as of December 31, 2019	8,976	$182
Exercisable at December 31, 2019	8,851	$185

Weighted average fair value of options granted during the year	$-

2019
Outstanding Options				Exerciseable Options
Weighted-
		Average	Weighted-		Weighted-
Range of		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	Outstanding	Life	Price	Exerciseable	Price

$183 - $1,670	8,976	1.25	$182	8,851	$185

2018
Outstanding Options				Exerciseable Options
Weighted-
		Average	Weighted-		Weighted-
Range of		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Prices	Outstanding	Life	Price	Exerciseable	Price

$131 - $1,670	9,095	2.25	$194	6,625	$184

The Company determined the fair value of each option on the date of grant using the Black-Scholes model with the following assumptions used for grants in 2017 current common stock price of $183.36 and risk-free interest rate of 1.57%.  Expected life of 5 years and a dividend yield of 0.00% and expected volatility of 42.41% were assumed for 2017.  No options were issued in 2019 or 2018.

PIXIA CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Total stock-based compensation recognized for stock options in the accompanying statements of income for the years ended December 31, 2019 and 2018 was  $72,328 and  $161,086, respectively. As of December 31, 2019 and 2018, there was $14,258 and  $88,856, respectively, of total unrecognized compensation cost related to non-vested stock option arrangements, which are expected to be recognized over a weighted-average period of 3.00 years and 3.21 years, respectively. 119 options were exercised during 2019, and no options were exercised during 2018.

Note 8—Income taxes

The provision for income taxes consists of the following for the years ended December 31, 2019 and 2018:

	2019	2018
Current:
Federal	$2,514,829	$2,326,198
State	890,675	705,119
	3,405,504	3,031,317
Deferred:
Federal	41,350	424,887
State	(110,359)	138,641
	(69,009)	563,528
Income tax provision	$3,336,495	$3,594,845

The Company’s effective tax rate differs from its statutory rate due to permanent items including state taxes, transaction costs, and prior year adjustments related primarily to amended returns.

Deferred income taxes reflect the net effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax.  Significant components of the deferred tax assets and liabilities as of December 31, 2019 and 2018, are as follows:

	December 31,
	2019	2018
Deferred tax assets arising from taxable temporary differences:
Net operating loss carryforwards	$-	$242,284
Research and development tax credit
carryforwards	815,830	385,072
Amortization	123,300	118,245
Charitable contributions	-	102
Other	9,871	14,019
Deferred rent	10,058	12,063
Alternative minimum tax credit	-	152,762
	959,059	924,547
Valuation allowance	(621,588)	-
Deferred tax assets	337,471	924,547

Deferred tax liabilities arising from taxable temporary differences:
481(a) adjustment for ASC 606 implementation	(1,997,681)	-
Depreciation and amortization	(58,839)	(57,896)
	(2,056,520)	(57,896)
Net deferred tax (liability) asset	$(1,719,049)	$866,651

The recoverability of deferred tax assets is evaluated by assessing the adequacy of future expected taxable income from all sources, including taxable income in prior carryback years, reversal of taxable temporary differences, forecasted

PIXIA CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

operating earnings and available tax planning strategies.  To the extent the Company does not consider it more-likely-than-not that a deferred tax asset will be recovered, a valuation allowance is established.

As of December 31, 2019, the Company has Research & Development (“R&D”) tax credit carryforwards totaling $815,866.  If not utilized, this credit will expire at various intervals beginning in 2025.  This is due primarily to the restrictions set forth under IRC §382 on the use of the credit carryforward.  The valuation allowance against the R&D credit carryforward has been in place for several years; however, has been historically shown in the financial statements as a net $0 deferred tax asset.  In line with U.S. GAAP accounting for deferred tax assets and associated valuation allowance, we have provided the total deferred tax asset and offsetting valuation allowance as amounts that are separate and distinct as part of the 2019 financial statement presentation of deferred tax assets.

The Company adopted ASC 606 in the current year, recording $10.4M of revenue to retained earnings as of January 1, 2019.  For tax purposes, this is considered a change in accounting method for which income taxes must be provided.  The Company applied for an automatic change in method by filing form 3115 with the Internal Revenue Service (“IRS”). As part of that filing, it elected to include 25% of the income and corresponding tax over a four year period, beginning in 2019, as codified under IRC §481(a).  The deferred tax liability recorded for the future income tax liability was accounted for as a debit through retained earnings, offsetting the $10.4M ASC 606 credit to retained earnings.

The Company files income tax returns in the United States federal jurisdiction and with various state jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal, state, and local income tax examinations by tax authorities for years before 2016.   The Company is currently under IRS audit for the tax year ended December 31, 2017.  The IRS exam has not yet been effectively settled; however, it is expected that an adjustment to increase taxable income by $1.1M ($0.23M tax effected) will be proposed by the IRS in relation to how leasehold incentives were depreciated on historical tax return filings.  The Company agrees with the IRS’ position and, therefore, has included the impact of this adjustment within its 2019 income tax provision even though the audit is not effectively settled.  The net impact of this adjustment on total tax expense is $0 due to the offsetting utilization of the net operating loss against the increased current taxable income adjustment.

The Company routinely inspects its income tax filings for current and previous positions that could be considered uncertain.  If a position is deemed to carry a more-likely-than-not probability of not withstanding challenge from a tax authority, the Company would record a liability for Uncertain Tax Positions (“UTP”) for the tax liability in question.  As of December 31, 2019 and for all prior years, the Company does not and has not carried any UTPs on its balance sheet.  If a UTP was recorded, it is the Company’s policy to include interest and penalties on taxes as part of its income tax expense.

Note 9—Retirement benefits

The Company has a 401(k) Plan to provide retirement and incidental benefits for all eligible employees. The Company matches 50% of employee contributions, up to 5% of employee salary. The Company incurred $100,437 and $94,707 of 401(k) employer contribution expense during the years ended December 31, 2019 and 2018,  respectively.

Note 10—Related parties

The Company has a short-term related party receivable due from the Company’s CEO and stockholder with a balance of $66 and $551 as of December 31, 2019 and 2018, respectively.  This is included in related party receivables on the accompanying balance sheets. The amount is non-interest bearing and due on demand.

Note 11—Subsequent events

The Company has evaluated subsequent events through March 2, 2020, in connection with the preparation of these financial statements, which is the date the financial statements were available to be issued.

PIXIA CORP.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2019 AND 2018

Subsequent to the exercise of the Buyout Option referred to in Note 1, an agreement and plan of merger with the Buyer was executed, effective January 2, 2020.  As a result of this merger, the Company merged with the Merger Sub, and became a wholly-owned subsidiary of the Buyer. Each share of Series A preferred stock was cancelled and converted automatically to Class A common stock, which were then cancelled and retired. Each share of Class A common stock was cancelled and extinguished automatically, and was converted to the right to receive the closing per share consideration. Each share of Class B common stock was cancelled and retired. In addition, all unvested options as of January 2, 2020, became vested as of that date.